Exhibit 4.4

NUMBER SHARES COMMON A MARYLAND REAL ESTATE INVESTMENT TRUST CUSIP 81761L 20 1 THIS CERTIFIES THAT is the registered holder of FULLY PAID AND NONASSESSABLE COMMON SHARES OF BENEFICIAL INTEREST IN SERVICE PROPERTIES TRUST a Maryland real estate investment trust (the “Trust”), transferable on the books of the Trust by the holder hereof in person or by its duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares evidenced hereby are issued and shall be held subject to all of the provisions of the Declaration of Trust and Bylaws of the Trust and any amendments thereto. The holder of this Certificate and every transferee or assignee hereof by accepting or holding the same agrees to be bound by all of the provisions of the Declaration of Trust and Bylaws of the Trust, as amended from time to time. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. IN WITNESS WHEREOF, the Trust has caused this Certificate to be executed on its behalf by its duly authorized officers. Dated: PRESIDENT AND CHIEF EXECUTIVE OFFICER CHIEF FINANCIAL OFFICER AND TREASURER BOLGER PRINTING, INC. – MINNEAPOLIS THE DECLARATION OF TRUST PROVIDES THAT THE NAME “SERVICE PROPERTIES TRUST” REFERS TO THE TRUSTEES UNDER THE DECLARATION OF TRUST, COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND NO TRUSTEE, SHAREHOLDER, EMPLOYEE OR AGENT OF THE TRUST SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, IN CONNECTION WITH THIS INSTRUMENT. ALL PERSONS DEALING WITH THE TRUST IN ANY WAY SHALL LOOK ONLY TO THE ASSETS OF THE TRUST FOR PAYMENT OF ANY SUM OR PERFORMANCE OF ANY OBLIGATION. COMMON SHARES $.01 PAR VALUE PER SHARE SEE REVERSE FOR IMPORTANT NOTICE ON TRANSFER RESTRICTIONS AND OTHER INFORMATION. COMMON SHARES $.01 PAR VALUE PER SHARE COUNTERSIGNED AND REGISTERED: EQUINITI TRUST COMPANY, LLC TRANSFER AGENT AND REGISTRAR BY AUTHORIZED SIGNATURE

SERVICE PROPERTIES TRUST IMPORTANT NOTICE SERVICE PROPERTIES TRUST (THE “TRUST”) IS A MARYLAND REAL ESTATE INVESTMENT TRUST. THE SHARES EVIDENCED BY THIS CERTIFICATE ARE ISSUED AND SHALL BE HELD SUBJECT TO ALL OF THE PROVISIONS OF THE DECLARATION OF TRUST AND BYLAWS OF THE TRUST AND ANY AMENDMENTS THERETO. THE HOLDER OF THE SHARES EVIDENCED BY THIS CERTIFICATE AND EVERY TRANSFEREE OR ASSIGNEE THEREOF BY ACCEPTING OR HOLDING THE SAME AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF THE DECLARATION OF TRUST AND BYLAWS OF THE TRUST, AS AMENDED FROM TIME TO TIME. PURSUANT AND SUBJECT TO THE TERMS OF THE AMENDED AND RESTATED DECLARATION OF TRUST OF THE TRUST, AS AMENDED FROM TIME TO TIME (THE “DECLARATION”), THE TRUST HAS THE AUTHORITY TO CREATE ONE OR MORE ADDITIONAL CLASSES OR SERIES OF SHARES AND ISSUE ADDITIONAL SHARES OF ANY EXISTING CLASS OR SERIES OF SHARES. THE TRUST WILL FURNISH A FULL STATEMENT OF (i) THE AUTHORITY OF THE TRUST TO CREATE ADDITIONAL CLASSES OR SERIES OF SHARES AND ISSUE ADDITIONAL SHARES OF ANY EXISTING CLASS OR SERIES OF SHARES, (ii) THE TERMS OF ANY EXISTING CLASS OR SERIES OF SHARES, AND (iii) SUCH OTHER INFORMATION AS IS REQUIRED BY APPLICABLE LAW, WITHOUT CHARGE TO ANY SHAREHOLDER UPON REQUEST TO THE SECRETARY OF THE TRUST. THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON OWNERSHIP AND TRANSFER WHICH ARE OR MAY HEREAFTER BE CONTAINED IN THE DECLARATION OR IN THE THIRD AMENDED AND RESTATED BYLAWS ADOPTED BY THE TRUST, AS AMENDED FROM TIME TO TIME (THE “BYLAWS”), INCLUDING PROVISIONS WHICH PROHIBIT THE OWNERSHIP OF MORE THAN 9.8% OF ANY CLASS OR SERIES OF THE TRUST’S SHARES OF BENEFICIAL INTEREST BY ANY PERSON OR GROUP AND PROVISIONS OF THE BYLAWS PROHIBITING, FOR PURPOSES OF PRESERVING CERTAIN TAX BENEFITS OF THE TRUST, TRANSFERS OF THE TRUST’S SECURITIES TO THE EXTENT THAT, AS A RESULT OF SUCH TRANSFER, EITHER A PERSON, ENTITY OR GROUP WOULD OWN 5% OR MORE OF THE TRUST’S OUTSTANDING SHARES OF BENEFICIAL INTEREST OR THE PERCENTAGE OWNERSHIP OF ANY PERSON, ENTITY OR GROUP THEN OWNING 5% OR MORE OF THE TRUST’S OUTSTANDING SHARES OF BENEFICIAL INTEREST WOULD INCREASE AS A RESULT. THIS DESCRIPTION OF THE RESTRICTIONS UPON OWNERSHIP OR TRANSFER OF THE TRUST’S SECURITIES IS NOT COMPLETE. A MORE COMPLETE DESCRIPTION OF THESE RESTRICTIONS AND OF VARIOUS RIGHTS AND OBLIGATIONS OF SHAREHOLDERS APPEARS IN THE DECLARATION OR BYLAWS, AS APPLICABLE, AND IN CERTAIN OTHER AGREEMENTS WHICH MAY FROM TIME TO TIME BE ENTERED INTO BY THE TRUST AFFECTING THE RIGHTS AND OBLIGATIONS OF SHAREHOLDERS. COPIES OF THE DECLARATION, BYLAWS AND AGREEMENTS AFFECTING THE RIGHTS AND OBLIGATIONS OF SHAREHOLDERS AS IN EFFECT FROM TIME TO TIME WILL BE SENT WITHOUT CHARGE TO ANY SHAREHOLDER UPON REQUEST TO THE SECRETARY OF THE TRUST. The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM – as tenants in common UTMA – ____________ Custodian ____________ (Cust) (Minor) TEN ENT – as tenants by entireties under Uniform Transfers to Minors JT TEN – as joint tenants with right of survivorship Act ________________________________ and not as tenants in common (State) Additional abbreviations may also be used though not in above list. For value received ________________________________________________ hereby sell, assign, and transfer unto (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE.) Shares of beneficial interest represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said shares on the books of the within-named Trust with full power of substitution in the premises. Dated ________________ X X NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. SIGNATURE GUARANTEED ALL GUARANTEES MUST BE MADE BY A FINANCIAL INSTITUTION (SUCH AS A BANK OR BROKER) WHICH IS A PARTICIPANT IN THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM (“STAMP”), THE NEW YORK STOCK EXCHANGE, INC. MEDALLION SIGNATURE PROGRAM (“MSP”), OR THE STOCK EXCHANGES MEDALLION PROGRAM (“SEMP”) AND MUST NOT BE DATED. GUARANTEES BY A NOTARY PUBLIC ARE NOT ACCEPTABLE. PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE.